     As filed with the Securities and Exchange Commission on May 27, 1994
                                                                 ---
                                                       Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-3
            REGISTRATION STATEMENT  UNDER THE SECURITIES ACT OF 1933

                                ----------------
                              MICHAELS STORES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    75-1943604
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

                            5931 Campus Circle Drive
                               Irving, Texas 75063
                                 P.O. Box 619566
                             DFW, Texas  75261-9566
                                 (214) 580-8242
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JACK E. BUSH
                            5931 Campus Circle Drive
                              Irving, Texas  75063
                                 (214) 580-8242

                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                ----------------

                                   Copies to:

                MARK V. BEASLEY, ESQ.      CHARLES D. MAGUIRE, JR., ESQ.
                MICHAELS STORES, INC.        JACKSON & WALKER, L.L.P.
                   P.O. Box 619566                901 Main Street
              Dallas, Texas  75261-9566             Suite 6000
                                              Dallas, Texas  75202


                                ----------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

       Title of Each Class            Amount           Proposed Maximum       Proposed Maximum
        of Securities to               to be            Offering Price            Aggregate               Amount of
          be Registered             Registered           Per Share (1)       Offering Price (1)       Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------
     Common Stock, par value      455,000 shares            $38.375             $17,460,625.00             $6,021.00
         $ .10 per share
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock as reported by the National Association of Securities Dealers, Inc., National Market System on May 26, 1994.



                                ----------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

                                 455,000 Shares

                              MICHAELS STORES, INC.

                                  Common Stock

     This Prospectus relates to the offer and sale of an aggregate of 455,000 shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock") of Michaels Stores, Inc. (the "Company"), by certain stockholders of the Company (the "Selling Stockholders").

     The Selling Stockholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. The Common Stock is quoted through the Nasdaq National Market ("NASDAQ/NMS") and the Shares may be sold from time to time by the Selling Stockholders either directly in private transactions, or through one or more brokers or dealers through NASDAQ/NMS at such prices and upon such terms as may be obtainable.

     Upon any sale of the Shares offered hereby, Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company, however, understands that the Selling Stockholders do not admit that they are underwriters within the meaning of the Securities Act. The Company will not receive any of the proceeds from the sales of the securities offered hereby.

     No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering, which are estimated to be approximately $15,000.

     On May 26, 1994, the closing price of the Common Stock on NASDAQ/NMS (trading symbol "MIKE") was $38.50.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------
                The date of this Prospectus is ___________, 1994.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in Chicago, Illinois (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604) and New York, New York (7 World Trade Center, 13th Floor, New York, New York 10007). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Shares offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 5931 Campus Circle Drive, Irving, Texas, its mailing address is P.O. Box 619566, DFW, Texas 75261-9566, and its telephone number at such address is (214) 580-8242.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended January 30, 1994; (ii) definitive proxy statement, dated April 25, 1994, relating to the Company's Annual Meeting of Shareholders held on May 24, 1994; (iii) Current Report on Form 8-K dated February 16, 1994 (filed with the Commission on May 23, 1994); and
(iv) Registration Statement on Form 8-A (No. 0-11822) effective as of
September 11, 1991.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Shares to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566, Attention: Investor Relations, (214) 580-8242.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares offered hereby.


                              SELLING STOCKHOLDERS

     This Prospectus covers the offer and resale from time to time by each Selling Stockholder of the Shares owned by each such Selling Stockholder. Set forth below are the names of each Selling Stockholder, the nature of any position, office, or other material relationship that the Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates, the number of shares of Common Stock owned as of May 26, 1994, by each Selling Stockholder, the number of shares of Common Stock that may be offered and sold by such Selling Stockholder pursuant to this Prospectus and the number of shares of Common Stock, and (if one percent or more) the percentage of Common Stock, to be owned by each Selling Stockholder upon completion of the offering if all Shares are sold. Any or all of the shares of Common Stock listed below may be offered for sale by the Selling Stockholders from time to time.


                                                                 Common Stock        Beneficial
                                              Beneficial          Offered for       Ownership of
                                             Ownership of           Selling            Common          Percent of
                                             Common Stock        Stockholders'       Stock After       Class after
Name                                       Prior to Offering        Account           Offering          Offering
- ----                                       -----------------        -------           --------          --------

Nelson M.  Ross Jr. and L.                       49,988              49,988              0                 *
Marilyn Ross, Trustees Under the
Ross Living Trust dated 1/29/91(1)

James N. Ross(2)                                105,509             105,509              0                 *

Lorie A.(2) and Eugene R.                        25,248              25,248              0                 *
Petrasso

Stephen C.(2) and Diana M. Isom                  14,116              14,116              0                 *

Bernita Fenn                                      7,588               7,588              0                 *

Robert T. and Sheila O. Rogers,                  64,409              64,409              0                 *
co-trustees U.D.T. dated 6/12/85(1)

Delbert L. and Mary Lee Newton                    4,083               4,083              0                 *

Shirley M. Smith(2)                              13,867              13,867              0                 *

Ralph E.(2) and Teresa McQuillin                 39,990              39,990              0                 *

Linda Adams(2)                                      653                 653              0                 *

Dennis(2) and Betty Phillips                        594                 594              0                 *

Richie D.(2) and Janice(2) Rigney                23,933              23,933              0                 *

Christopher D.(2) and Debra Epp(2)               26,815              26,815              0                 *

John and Melissa(2) Boland                        6,395               6,395              0                 *

David Fenn(2)                                    17,849              17,849              0                 *

Brian(2) and Linda Frysinger                      4,095               4,095              0                 *

Murial(2) and Earl Frysinger                      5,145               5,145              0                 *

Lisa and Thomas Konoske                           3,178               3,178              0                 *

Kathryn Anderson(2)                               1,138               1,138              0                 *

Philip(2) and Karen(2) Rogers                    12,991              12,991              0                 *

Thomas and Jill Wyckoff                          18,296              18,296              0                 *

David Wyckoff                                       669                 669              0                 *

___________________________________________
*Indicates shares held are less than 1% of class.

(1) Trustees of the Selling Stockholder were directors and/or officers of one or more of the Acquired Companies (as defined below).
(2) The Selling Stockholder was a director and/or officer of one or more of the Acquired Companies.


     Pursuant to an Agreement and Plan of Merger dated March 3, 1994, as amended, (the "Merger Agreement"), the Company acquired through merger all of the outstanding capital stock of Oregon Craft & Floral Supply Co., Inc., an Oregon corporation; Oregon Craft & Floral Supply Co. II, Inc., an Oregon corporation; Oregon Craft & Floral Supply Co. III, Inc., an Oregon corporation; Oregon Craft & Floral Supply Co. IV, Inc., an Oregon corporation; Oregon Craft and Floral Supply Co. V., Inc., a Washington corporation; Oregon Craft & Floral Supply Co. VI,

Inc., an Oregon corporation; Oregon Craft & Floral Supply Co. VII, Inc., an Oregon corporation; Oregon Craft & Floral Supply Co. VIII, Inc., an Oregon corporation; Oregon Craft & Floral Supply Co. IX, Inc., an Oregon corporation; Habif & Ross Enterprises, Inc., a California corporation; Riverside Craft & Floral Supply Co., Inc., a California corporation; San Diego Craft & Floral Supply Co., Inc., a California corporation; Mission Viejo Craft & Floral, Inc., a California corporation; H.F.C.S., Inc., a California corporation; San Leandro Craft & Floral Supply Co., Inc., a California corporation; Orange Craft & Floral Supply Co., Inc., a California corporation; H & H Craft & Floral Supply Co. #9, Inc., a California corporation; and OC&F Number 18, Inc. (f/k/a Party Depot, Inc.), an Oregon corporation (collectively the "Acquired Companies"). The Company agreed to register the shares of Common Stock issued pursuant to the Merger Agreement under the Securities Act for resale by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

          The Common Stock offered hereby may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Common Stock through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The Company, however, understands that the Selling Stockholders do not admit that they are underwriters within the meaning of the Securities Act.

          The Common Stock may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Company will pay all of the expenses incident to the offering and sale of the Common Stock to the public other than commissions and discounts of underwriters, dealers or agents, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

          The Company has agreed to indemnify certain of the Selling Stockholders and certain Selling Stockholders have agreed to indemnify the Company from certain damages or liabilities arising out of or based upon any untrue statement of a material fact contained in or material omission from the Registration Statement, to the extent such untrue statement or omission was made in the Registration Statement in reliance upon information furnished by the indemnifying party.

                                  LEGAL MATTERS

          Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                     EXPERTS

          The consolidated financial statements of the Company, incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended January 30, 1994 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                     455,000 SHARES
No person  has been authorized to give any
information or to make any representation
other than those contained in this Prospectus,
and if given or made, such information or
representations must not be relied upon.
This Prospectus does not constitute an offer
to sell or a solicitation of an offer to buy
any securities other than registered securities
to which it relates, or an offer to or a
solicitation of any person in any jurisdiction
where such offer or solicitation would be
unlawful.  The delivery of this Prospectus at
any time does not imply that the information
herein is correct as of any date subsequent to
its date.                                         MICHAELS STORES, INC.



            --------------------                      COMMON STOCK



                                                      ------------

                                                       PROSPECTUS

                                                      ------------


      TABLE OF CONTENTS
                          PAGE                                  , 1994
                          ----                        ----------
Available Information . .    2
Incorporation of Certain
  Documents by Reference     2
Use of Proceeds . . . . .    3
Selling Stockholders  . .    3
Plan of Distribution  . .    5
Legal Matters . . . . . .    6
Experts . . . . . . . . .    6

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by Michaels Stores, Inc. (the "Registrant"), are as follows:


                    Registration Fees. . . . . . .    $ 6,021.00
                    Accounting Fees and Expenses .      2,500.00
                    Legal Fees and Expenses. . . .      4,000.00
                    Printing Expenses                   2,000.00
                    Miscellaneous. . . . . . . . .        479.00
                                                     ------------

                    Total. . . . . . . . . . . . .    $15,000.00

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Reference is made to Article Nine of the Registrant's Restated Certificate of Incorporation, as amended, Exhibit 3.1 of this Registration Statement, which provides for indemnification of directors and officers.

     Reference is made to Article IX of the Registrant's Amended Bylaws, Exhibit
3.2 to this Registration Statement, which provides for indemnification of directors and officers.

     In addition, the Registrant has entered into Indemnity Agreements with certain of its directors and executive officers.

     The Registrant has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Registrant against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

     ITEM 16.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


 Exhibit
 Number      Description of Exhibit
- --------     ----------------------

 1           None.

 2.1 Agreement and Plan of Merger, dated as of March 3, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)

 2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of March 3, 1994, among Michaels Stores, Inc. and the other parties listed therein.(1)

 3.1         Restated Certificate of Incorporation of Michaels Stores, Inc.(2)

 3.2         Bylaws of Michaels Stores, Inc. as amended and restated.(3)

 4.1         Form of Common Stock Certificate.(3)

 4.2 Common Stock and Warrant Agreement dated as of October 16, 1984 between Michaels Stores, Inc. and Peoples Restaurants, Inc., including form of Warrant.(4)

 4.3 First Amendment to Common Stock and Warrant Agreement dated October 31, 1984 between The First Dallas Group, Ltd. and Michaels Stores, Inc.(4)


 4.4 Second Amendment to Common Stock and Warrant Agreement dated November 28, 1984 between First Dallas Investments-Michaels I, Ltd. and Michaels Stores, Inc.(4)

 4.5 Third Amendment to Common Stock and Warrant Agreement dated February 27, 1985 between First Dallas Investments-Michaels I, Ltd., The First Dallas Group, Ltd., Sam Wyly, Charles J. Wyly, Jr. and Michaels Stores, Inc.(5)

 4.6 Amendment to Common Stock and Warrant Agreement dated September 1, 1992 between Michaels Stores, Inc., The Andrew David Sparrow Wyly Trust, Charles J. Wyly, Jr., The Martha Caroline Wyly Trust, The Charles Joseph Wyly, III Trust, The Emily Ann Wyly Trust, The Jennifer Lynn Wyly Trust, Donald R. Miller, Jr., Evan A. Wyly, The Laurie Louise Wyly Trust, The Lisa Lynn Wyly Trust, The Sam Wyly and Rosemary Wyly Children's Trust No. 1 of 1965 fbo Kelly Wyly and Tallulah, Ltd.(2)

 4.7 Michaels Stores, Inc. Key Employee Stock Compensation Program, effective February 25, 1992.(2)

 4.8 Indenture, dated as of January 22, 1993, between Michaels Stores, Inc. and NationsBank of Texas, N.A., as Trustee, including the form of 4 3/4%/6 3/4% Step-up Convertible Subordinated Note, included therein.(4)

 5           Opinion of Jackson & Walker, L.L.P.(6)

 8           None.

12           None.

15           None.

23.1         Consent of Ernst & Young.(6)

23.2         Consent of Jackson & Walker, L.L.P.(7)

24           Power of Attorney.(8)

26           None.

27           None.

28           None.

____________

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-53639) and incorporated herein by reference.
(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.
(3) Previously filed as an exhibit to the Registrant's Report on Form 10-K, for the year ended January 30, 1994 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Registrant's Report on Form 10-K for the year ended January 31, 1993 and incorporated herein by reference.
(5) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-9456) and incorporated herein by reference.
(6)  Filed herewith.
(7)  Included in the opinion of Jackson & Walker, L.L.P., filed herewith.
(8)  Included in the signature pages hereto.

     ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes Jack E. Bush, R. Don Morris and Mark V. Beasley, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 27th day of May, 1994.



                                             MICHAELS STORES, INC.



                                             By:  /s/ JACK E. BUSH
                                                -------------------------------
                                                  Jack E. Bush
                                                  President, Chief Operating
                                                  Officer and Director

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             Signatures                         Title                             Date
             ----------                         -----                             ----

                                           Chairman of the
           /s/ SAM WYLY                Board of Directors and                 May 27, 1994
- ---------------------------------      Chief Executive Officer
              Sam Wyly                  (Principal Executive
                                              Officer)

      /s/ CHARLES J. WYLY, JR.          Vice Chairman of the
- ---------------------------------        Board of Directors                   May 27, 1994
        Charles J. Wyly, Jr.


          /s/ JACK E. BUSH                President, Chief
- ---------------------------------       Operating Officer and                 May 27, 1994
            Jack E. Bush                      Director


         /s/ WILLIAM O. HUNT
- ---------------------------------             Director                        May 27, 1994
           William O. Hunt


- ---------------------------------
          Richard E. Hanlon                   Director                              , 1994
                                                                           ---------


                                      II-7



- ----------------------------------            Director                              , 1994
         F. Jay Taylor                                                        ------


     /s/ MICHAEL C. FRENCH
- ----------------------------------            Director                        May 27, 1994
       Michael C. French

      /s/ EVAN A. WYLY
- ----------------------------------            Director                        May 27, 1994
         Evan A. Wyly


   /s/ DONALD R. MILLER, JR.                 Vice President-
- ----------------------------------        Market Development,                 May 27, 1994
     Donald R. Miller, Jr.                    and Director

                                   Executive Vice President and Chief
      /s/ R. DON MORRIS               Financial Officer (Principal
- ----------------------------------  Financial and Accounting Officer)         May 27, 1994
         R. Don Morris


                                INDEX TO EXHIBITS


Exhibit
Number      Description of Exhibit
- ------      ----------------------

 5          Opinion of Jackson & Walker.

23.1        Consent of Ernst & Young.

23.2        Consent of Jackson & Walker, L.L.P.*

24          Power of Attorney.**


____________

* Included in the opinion of Jackson & Walker, L.L.P., filed herewith. ** Included in the signature pages hereto.